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                                                                    EXHIBIT 10.7

                                    FORM OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                              DALEEN HOLDINGS, INC.

      FIRST: The name of the corporation is Daleen Holdings, Inc. (the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is four million five hundred thousand one hundred (4,500,100) shares, consisting of (i) four million (4,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) five hundred thousand one hundred (500,100) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

      The following is a statement of the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

            A.    COMMON STOCK.

            1. General. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified in their entirety by the rights of the holders of Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of Preferred Stock of any series.

            2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting in the election of directors or otherwise. In accordance with Section 242(b)(2) of the General Corporation Law of the State of Delaware, the consent of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class, shall not be required to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Common Stock.

            3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

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            4.    Liquidation. Upon the dissolution or liquidation of the
Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

            B.    PREFERRED STOCK.

            Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, or acquired by the Corporation may be reissued, except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purposes of voting by classes unless expressly provided.

            Subject to the rights of holders of outstanding shares of Preferred Stock, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolution or resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation and in any Certificate of Designation for any Preferred Stock, any of which shall be deemed incorporated into and made a part of this Certificate of Incorporation, no vote of the holders of the Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors, subject to the rights of holders of outstanding shares of Preferred Stock, is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation.

      SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

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      EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      NINTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such elimination of liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time of the alleged breach of duty. Any amendment, modification, or repeal of this Article or of the General Corporation Law of the State of Delaware shall not adversely affect any right or protection of a director of the Corporation with respect to any alleged breach of duty occurring prior to the time of such amendment, modification, or repeal.

      TENTH: (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, each director or officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or a trustee, custodian, administrator, committeeman, or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at the request of the Corporation (an "Authorized Representative"), against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person's involvement in the Proceeding is an alleged act or omission in such person's capacity as an Authorized Representative or in another capacity while serving in such capacity or both. The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board of Directors of the Corporation or is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

            (B) The Corporation shall promptly pay all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by a director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in Paragraph (A) of this Article in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article or otherwise.

            (C) The Corporation shall have the power to indemnify any person who is or was an Authorized Representative against loss, liability, and expense in connection with a Proceeding, and may pay expenses incurred by such person in connection with such Proceeding in advance of the final disposition of the Proceeding, to the fullest extent permitted by law.

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            (D)   The rights to indemnification and advancement of expenses
provided by or granted pursuant to this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation, shall continue as to a person who ceases to be an Authorized Representative, shall inure to the benefit of the heirs, executors and administrators of such person, and shall be enforceable as contract rights. Such rights shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, agreement, bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position. The Corporation may enter into contracts to provide any Authorized Representative with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by law. The Corporation may purchase and maintain insurance, borrow money, create trust funds, pledge, mortgage, or create security interests in the assets of the Corporation, obtain letters of credit, or use other means from time to time to ensure payment of such amounts as may be necessary to perform the Corporation's obligations provided for in this Article or in any such contract. The bylaws of the Corporation may contain additional provisions implementing and supplementing the provisions of this Article.

            (E) For purposes of this Article only, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (F) Any amendment, modification, or repeal of this Article shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

      ELEVENTH: (A) The provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve officers and directors of the Corporation who are officers or directors of a stockholder, or an affiliate of a stockholder, of the Corporation, and the powers, rights, duties, and liabilities of the Corporation and its officers, directors, and stockholders in connection therewith; provided, however, that nothing in this Article will prohibit or restrict the Corporation's ability to enter into contractual arrangements with a stockholder, or an affiliate of a stockholder, of the Corporation, which contractual arrangements prohibit or restrict such stockholder or its affiliate from engaging in activities otherwise allowed by this Article, and the following provisions shall be subject to any such contractual arrangements.

            (B) Except as any stockholder or its affiliate may otherwise agree in writing, each stockholder of the Corporation and each affiliate of such stockholder shall have the right to, and shall have no duty hereunder to refrain from, engaging in the same or similar activities or lines of business as the Corporation or doing business with any potential or actual customer or

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supplier of the Corporation. To the fullest extent permitted by law, neither a stockholder, or an affiliate of a stockholder, of the Corporation nor any officer or director thereof shall be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of any such activities of such stockholder, or its affiliates, or the participation therein of such stockholder or its affiliate. Subject to Section (C) of this Article, in the event that a stockholder or its affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity (as such term is defined in Section (F)(3) below) for both the stockholder, or an affiliate of a stockholder, and the Corporation, the stockholder shall have no duty to communicate or present such corporate opportunity to the Corporation and (to the fullest extent permitted by law) shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such stockholder or its affiliate pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

            (C) In the event that a director or officer of the Corporation who is also a director or officer of a stockholder, or an affiliate of a stockholder, of the Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and such stockholder or its affiliate, to the fullest extent permitted by law, such director or officer of the Corporation (i) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity,
(ii) shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of the fact that such stockholder or any of its affiliates pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person (including, without limitation, such stockholder or any of its affiliates) or does not communicate information regarding such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the Corporation, and (iv) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:

                  (1) a corporate opportunity available to any person who is an officer of the Corporation (whether or not a director), and who is also a director but not an officer of a stockholder, or an affiliate of a stockholder, of the Corporation, shall belong to the Corporation, unless such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of such stockholder or its affiliate, in which case such opportunity shall belong to such stockholder or its affiliate;

                  (2) a corporate opportunity available to any person who is a director but not an officer of the Corporation, and who is also an officer (whether or not a director) of a stockholder, or an affiliate of a stockholder, of the Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to such stockholder or its affiliate; and

                  (3) a corporate opportunity available to any person who is an officer or director of both the Corporation and a stockholder, or an affiliate of a stockholder, of the

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Corporation shall belong to the Corporation, unless such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of such stockholder or its affiliate, in which case such opportunity shall belong to such stockholder or affiliate.

            (D) Any corporate opportunity that belongs to the Corporation pursuant to the foregoing paragraphs (1) through (3) shall not be pursued by a stockholder of the Corporation or any of its affiliates, unless and until the Corporation determines not to pursue the corporate opportunity and so informs such stockholder or its affiliates in writing. Notwithstanding the immediately preceding sentence, if the Corporation does not, within a reasonable period of time following receipt of written notice of the corporate opportunity given by a stockholder or any of its affiliates, begin to pursue, or thereafter continue to pursue, such corporate opportunity, such stockholder or its affiliates may then pursue such corporate opportunity or direct it to any one or more of its affiliates.

            (E) Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.

            (F)   For purposes of this Article only:

                  (1) a director of the Corporation who is Chairman or Vice Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation;

                  (2) (A) the term "Corporation" shall mean the Corporation and its successors by way of merger, consolidation, or sale of all or substantially all of its assets, and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities in which the Corporation beneficially owns, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests, or similar voting interests, and (B) the term "stockholder" shall mean any stockholder of the Corporation and its successors by way of merger, consolidation, or sale of all or substantially all of its assets; and

                  (3) the term "corporate opportunity" shall mean a business opportunity which (A) the Corporation is financially able to undertake, (B) is, from its nature, in the line or lines of the Corporation's existing or prospective business and is of practical advantage to it, and (C) is one in which the Corporation has an interest or reasonable expectancy.

            (G) Nothing in this Article shall relieve any director or officer of his or her obligation to maintain in confidence, and use solely for the benefit of the Corporation, any confidential information of the Corporation.

            (H) Neither the amendment, modification, or repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, modification, repeal, or adoption.

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      TWELFTH: The name and mailing address of the incorporator are: Maria
Podoplekina, Kirkpatrick & Lockhart LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222-2312.

      THE UNDERSIGNED, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of May, 2004.

                                                    ____________________________
                                                    Maria Podoplekina
                                                    Incorporator

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